UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2013

mPHASE TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-24969	22-2287503
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Identification No.)		Incorporation)

587 Connecticut Ave., Norwalk, CT 06854-0566
(Address of Principal Executive Offices) (ZIP Code)

Registrant's telephone number, including area code: (203) 838-2741

Item 8.01 Other Events

On February 26, 2013,  mPhase Technologies, Inc. (the “Company”) filed its Answer to a lawsuit filed by John Fife against the Company in the U.S. District Court , Northern District of Illinois Eastern Division. The lawsuit alleges events of default by the Company under the terms of a Convertible Debenture in the original amount of $557,500 issued by the Company  to a company owned by Mr. Fife on September 13, 2011.

In the Answer the Company has asserted various affirmative defenses and counterclaims against Mr. Fife, including but not limited to claims for significant monetary damages caused to the Company’s common stock as the result of the failure to disclose a prior Consent Decree entered into between Mr. Fife and the Securities and Exchange Commission. The Company is not able to predict the outcome of such  litigation but intends to pursue all of its rights and remedies vigorously under the Federal Securities Laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPHASE TECHNOLOGIES

By:	/s/ Martin S. Smiley
Martin S. Smiley
Executive Vice President,
Chief Financial Officer and
General Counsel

Date: February 27, 2013